Exhibit 10.2
CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the “Agreement”) is made and entered into on this 31 day of October, 2006, by and between China Fruits Corporation  (“Contractor”), a company incorporated under the Corporation law of the State of Nevada, U.S.A., with its principal place of business located at Fu Xi Technology & Industry Park, Nan Feng County Jiang Xi Province, The People’s Republic of China (“PRC”), and Liu Yong,  with his address at East, 10th Floor, Mansion A, 89 Zhongshan Avenue West, Tianhe District, Guangzhou, The People’s Republic of China, postcode 510630.  (Contractor and Consultant being hereinafter collectively referred to as the “Parties” and generically as a “Party”).

WITNESSETH

WHEREAS, Consultant is in the business of providing public relation services to and with respect to U.S. public companies with business operations in the PRC.  Such services include providing investigative services (non-due diligence), drafting assistance, translations and distribution coordination with respect to information disseminated to the investment community ("Information Services"), consistent with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Consultant specifically disclaims any responsibility for or role or involvement in capital-raising or liquidity oriented market awareness functions; and

WhEREAS, Contractor desires to employ Consultant to perform the Information Services outlined above, subject to any and all obligations to comply with the restrictions on dissemination of material inside information contained in Regulation FD, Sections 20 and 21A of the Exchange Act, federal and state anti-spamming and anti-faxing laws, and in compliance with the requirements of Section 17(b) of the Securities Act of 1933, as amended (the “Securities Act”), and deems it to be in its best interest to retain Consultant to render to Contractor such services as may be needed; and

WHEREAS, Consultant is ready, willing and able to render such services to Contractor as hereinafter described on the terms and conditions more fully set forth below:

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

I.           Agreement to Provide Consulting Services

A.    1.          Contractor hereby retains Consultant as an independent contractor to Contractor, and Consultant hereby accepts and agrees to such retention.

2.          Consultant will render to Contractor the services agreed herein as an independent services consultant.

                    3.          Consultant will assist Contractor to provide Information Services pertaining to the Company in compliance with the restrictions on dissemination of material inside information pursuant to Regulation FD, Sections 20 and 21A of the Exchange Act, Section 17(b) of the Securities Act, and in compliance with federal and state anti-spamming and anti-faxing laws.

        4.           Consultant will develop and implement appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community.

B.1. It is acknowledged and agreed by Contractor that Consultant carries no professional licenses and is not rendering legal advice, performing accounting services or acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws.

2. It is further acknowledged and agreed by Contractor that the services to be provided to Contractor hereunder are presently not contemplated to be rendered in connection with the offer and sale of securities in a capital-raising transaction, such as would require registration as a broker or dealer in securities under applicable state or federal securities laws.

3. The services of Consultant will not be exclusive to Contractor not will Consultant necessarily be the sole consultant appointed by Contractor.

II.           Independent Contractor.

A.           1.       Consultant agrees to perform its consulting duties hereto as an “independent contractor” as that term is defined under the Internal Revenue Code.
2.       Nothing contained herein will be considered as creating an employer-employee relationship between the Parties to this Agreement.

B.           The Parties acknowledge and agree that Consultant shall guarantee to conduct its operations and provide its services in a professional manner in accordance with good industry practice and applicable laws.

III.           Time, Place and Manner of Performance.

A.           Consultant will be available for advice and counsel to Contractor at such reasonable and convenient times and places as may be necessary or agreed upon.

B.           Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Consultant to any specific service, will be determined at the sole discretion of Consultant.

IV.           Term of Agreement.

A.           This Agreement is for an initial term of two (2) years from date of full execution.

B.           This Agreement shall commence upon execution of the Agreement by the Parties.

C.           This Agreement may be terminated prior to the end of its initial term by Contractor for cause, which may include:

1.           Any willful breach of duty by Consultant; or

2.           Any material breach by Consultant of its obligations under this Agreement.

V.	Compensation and Expenses.

As compensation for its services pursuant to this Agreement, the Contractor covenants to grant or cause to be granted to the Consultant one million and five hundred thousand (1,500,000) common shares of China Fruits Corporation. The shares granted should be registered via Form S-8.

VI.           Confidentiality.

A.           Consultant recognizes and acknowledges that it has and will have access to certain confidential information of Contractor and its officers, directors, and Contractors that are the valuable, special and unique assets and property of Contractor.

B.           Consultant will not, during the term of this Agreement or thereafter, disclose, without the prior written consent or authorization of Contractor, any of such information to any person, for any reason or purpose whatsoever.

C.           In this regard, Consultant agrees that authorization or consent to disclose by Contractor may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protection order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

VII.           Conflict of Interest.

A.           Subject to its obligation to maintain the confidentiality of Contractor’s confidential or proprietary information, Consultant will be free to perform services for other persons.

B.           1. Consultant will notify Contractor in writing of its intent to perform services for any other person when doing so is reasonably possible to conflict with its obligations under the Agreement.

2. Upon receiving such notice, Contractor may terminate this Agreement or consent to Consultant’s outside consulting activities.

VIII.          Disclaimer of Responsibility for Acts of Other Party.

A.           1. The obligations of Consultant described in this Agreement consist of the furnishing of information and advice to Contractor in the form of services.

2. In no event will Consultant be required by this Agreement to represent or make management decisions for Contractor.

3. All final decisions with respect to acts and omissions of Contractor or any affiliates and subsidiaries, will be those of Contractor or such affiliates and subsidiaries, and Consultant will under no circumstances be liable for any expense incurred or loss suffered by Contractor as a consequence of such acts or omissions.

B.           Contractor will not be responsible for policing the actions of Consultant or its agents or employees, whether or not related to the services provided under this Agreement but instead, is relying on the directives in this Agreement that all actions undertaken by Consultant or its agents or employees on behalf of Contractor, whether under this Agreement or otherwise, will be in lull compliance with all applicable laws and their implementing rules and regulations, as well as in compliance with the legally recognized rights of third Parties, whether pursuant to specific codes, statutes or common law.  Consequently, Contractor shall not be responsible to anyone for any expense incurred or loss suffered by it as a consequence of any acts or omissions by Consultant or its agents or employees.

IX.           Indemnification.

              Consultant will protect, defend, indemnify and hold harmless Contractor and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by Consultant; or (b) any legal action, including any counterclaim, based on any representation, warranty, covenant or agreement made by Consultant herein or (c) gross negligence or willful misconduct by Consultant.

X.           Notices.

A.          All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Contractor:                                                                    If to Consultant:
Attention: CHEN Quan Long                                                Attention: Liu Yong
Fu Xi Technology & Industry Park,	East, 10th Floor, Mansion A,
Nan Feng County,                                                                 89 Zhongshan Avenue West,
Jiang Xi Province, P. R. China	Tianhe District，Guangzhou,
P. R. China, Postcode 510630

B.           For purposes of notice, the address of each Party will be the address first set forth above; provided, however, that each Party will have the right to change its respective address for notices hereunder to another location by giving ten (10) days advance written notice to the other Party in the manner set forth above.

C.           All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

XI.           Miscellaneous Provisions.

A.           Any waiver by either Party of a breach of any provision of this Agreement by the other Party will not operate or be construed as a waiver of any subsequent breach by any Party.

B.           This Agreement and the rights and obligations of Consultant hereunder may not be assigned without the written consent of the other Party.

C.           It is the intention of the Parties that:

1. This Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with the laws of the PRC, other than those pertaining to conflict of law.

2. In any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the PRC, other than those pertaining to conflict of law, will be applicable and will govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

D.           All agreements and covenants contained herein are severable and in the event any of them will be held to be invalid by any competent court, the Agreement will be interpreted as if such invalid agreements or covenants were not contained herein and the court will be, and is hereby authorized by the Parties, to craft such alternative legally enforceable provision in place of the one deemed unenforceable as will most closely reflect the inferred intent of the Parties.

E.           This Agreement constitutes and embodies the entire understanding and agreement of the Parties and supersedes and replaces all prior understandings, agreements and negotiations between the Parties.

      F.            1. Any waiver, alteration, or modification of any of the provisions of this Agreement will be valid only if made in writing and signed by the Parties.

                     2. Each Party hereto, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof

G.           Any controversy between the Parties involving any dispute or claim by, through or under, or the construction or application of any terms, covenants, or conditions of, this Agreement will, to the extent permitted by law, be held in the PRC, and all of the Parties executing this Agreement consent to the jurisdiction of such courts and shall not commence any action relating to this Agreement in any other jurisdiction.

H.          1. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

      2. a. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party hereto will constitute a valid and binding execution and delivery of this Agreement by such Party.

                          b. Such facsimile copies will constitute enforceable original documents.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement, effective as of the date set forth above.

    For and on behalf of
                        China Fruits Corporation

                                                                 /s/ Mr. Chen Quan Long
                               Mr. Chen Quan Long

   For and on behalf of

          /s/ Liu Yong
          Liu Yong